Exhibit 99.1

STRATA Skin Sciences Reports Second Quarter 2025 Financial Results and Provides a Corporate Update

HORSHAM, Penn., August 13, 2025 – STRATA Skin Sciences, Inc. (“STRATA” or the “Company”) (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, announces its financial results for the quarter ended June 30, 2025, and provides a corporate update.

Second Quarter Highlights

•	Historic expansion of CPT codes for reimbursement for inflammatory and auto-immune skin diseases, effectively tripling the covered patient population in the US
•	Potential acceleration of expanded reimbursement coverage through application for G-codes to gain access by 2026 cycle
•	Submission of economic data to support a potential increase in reimbursement rates
•	New peer-reviewed publications validating vitiligo indication and reimbursement
•
Multiple peer-reviewed publications on conjunctive use of excimer laser with JAK inhibitors illustrating safety, efficacy, and synergistic effects; an emerging treatment paradigm where STRATA holds Intellectual Property around the methods of combined systemic, biologic, and JAK inhibitor medication with excimer laser dosimetry-controlled treatment

•	Positive developments in the ongoing lawsuit against LaserOptek with the addition of LaserOptek Korea and C. Dalton, LLC as defendants
•	Average gross billings per device of $5,512 increased 2.7% over the comparable prior-year period
•	We removed 21 XTRAC devices from underperforming accounts during the quarter and placed 19, the highest number of placements in six quarters
•
Adjusting use of cash in operations by the $1.3 million of restricted cash paid to NY state, related to the sales tax accrual we took in Q3 2024 and ~$340 thousand in legal expenses from cases the Company has chosen to pursue (primarily LaserOptek), the company was nearly operating cashflow breakeven in the quarter

•	Ended the second quarter of 2025 with $6.0 million of cash despite the payment of $1.3 million of restricted cash to NY state, related to the sales tax accrual we made in the third quarter of 2024

“STRATA continues to execute on our growth strategy, taking advantage of newly approved reimbursement codes in new indications for our XTRAC Excimer laser treatment.  As we announced, these revised reimbursement code descriptors, and the temporary codes we’ve applied for, have the potential to more than triple our available patient population by expanding into new indications.  While we will continue to deal with the seasonality of our business – specifically a slower first and second quarter – we anticipate the overall outcome to be extremely positive for STRATA’s bottom line,” said Dr. Dolev Rafaeli, STRATA President and CEO.  “In the meantime, we continue to carefully manage costs and strategically expand our patient pool through our DTC efforts, while strengthening our practice partners through our consulting services.”

Second Quarter 2025 Financial Results

Revenue for the second quarter of 2025 was $7.7 million, a decrease of 9% vs. the second quarter of 2024. Global recurring revenue of $5.1 million declined 4% YoY and equipment revenue of $2.5 million decreased 18% in the second quarter of 2025 compared with the prior-year second quarter.

Gross profit for the second quarter of 2025 was $4.3 million, or 56% of revenue, down from $5.0 million in the second quarter of 2024.

Total operating expenses were $6.5 million in the second quarter of 2025 vs. $5.5 million in the prior-year period.

Net loss for the second quarter of 2025 was $2.5 million, or EPS of negative $0.60 per basic and diluted common share, as compared to a net loss of $0.1 million, or EPS of negative $0.03 per basic and diluted common share, in the second quarter of 2024. Second quarter 2024 earnings benefitted from $864 thousand of funds from the Coronavirus Aid, Relief, and Economic Security (“Cares”) act.

Cash and cash equivalents at June 30, 2025 were $6.0 million.

Second Quarter 2025 Earnings Conference Call

STRATA management will host a conference call at 4:30 p.m. ET on Wednesday, August 13, 2025 to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-866-524-3160 (domestic) or 1-412-317-6760 (international).  All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the STRATA Skin Sciences, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at STRATA Skin Sciences Q2 2025 Earnings Webcast.

A telephonic replay of the call will be available until August 20, 2025 by dialing 1-877-344-7529 (or 1-412-317-0088 for international toll callers) and using replay access code 4200962.  To access the replay using an international dial-in number, please see here.

A webcast earnings call replay will be available approximately one hour after the live call and remain accessible until February 13, 2026.

Non-GAAP Financial Measures

STRATA has determined to supplement its consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), presented elsewhere within this report, with certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP gross profit, which excludes the non-cash expense of amortization of acquired intangible assets classified as cost of revenues, and non-GAAP adjusted EBITDA, “Earnings Before Interest, Taxes, Depreciation, and Amortization.”

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP, should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. STRATA considers these non-GAAP measures in addition to its results prepared under current accounting standards, but they are not a substitute for, nor superior to, U.S. GAAP measures. These non-GAAP measures are provided to enhance readers’ overall understanding of STRATA’s current financial performance and to provide further information for comparative purposes. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP. Specifically, STRATA believes the non-GAAP measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, STRATA believes non-GAAP measures enhance the comparability of results against prior periods.

Reconciliation to the most directly comparable U.S. GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net loss	$(2,489)	$(99)	$(4,921)	$(3,467)

Adjustments:
Depreciation and amortization	1,218	1,250	2,438	2,499
Amortization of operating lease right-of-use asset	87	79	172	174
Loss on disposal of property and equipment	29	6	63	19
Interest expense, net	265	477	682	956
Non-GAAP EBITDA	(890)	1,713	(1,566)	181
Employee retention credit	-	(864)	-	(864)
Stock-based compensation	128	163	257	275
Inventory write-off	-	-	-	141
Non-GAAP adjusted EBITDA	$(762)	$1,012	$(1,309)	$(267)

XTRAC Gross Domestic Recurring Billings
XTRAC gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments, which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The following is a reconciliation of non-GAAP XTRAC gross domestic billings to domestic recorded revenue for the second quarter and first six months of 2025 and 2024 (in thousands), respectively:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Gross domestic recurring billings	$4,652	$4,735	$8,738	$9,313
Co-Pay adjustments	(81)	(83)	(155)	(163)
Other Discounts	(11)	(26)	(15)	(56)
Deferred revenue from prior quarters	1,513	1,901	3,058	3,525
Deferral of revenue to future quarters	(1,656)	(1,812)	(3,168)	(3,714)
GAAP domestic revenue	$4,417	$4,715	$8,458	$8,905

About STRATA Skin Sciences, Inc.

STRATA Skin Sciences is a medical technology company dedicated to developing, commercializing, and marketing innovative products for the in-office treatment of various dermatologic conditions, such as psoriasis, vitiligo, and acne. Its products include the XTRAC® excimer laser, VTRAC® lamp systems, and the TheraClear®X Acne Therapy System.

STRATA is proud to offer these exciting technologies in the U.S. through its unique Partnership Program. STRATA’s popular partnership approach includes a fee per treatment cost structure versus an equipment purchase, installation and use of the device, on-site training for practice personnel, service and maintenance of the equipment, dedicated account and customer service associates, and co-op advertising support to help raise awareness and promote the program within the practice.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to consumer marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions labor supply shortages, or supply chain interruptions resulting from fiscal, political factors, international conflicts, responses, or conditions affecting the Company, the medical device industry and our customers and patients in general, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact:
CORE IR
516-222-2560
IR@strataskin.com

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	5,966	7,261
Restricted cash	-	1,334
Accounts receivable, net of allowance for credit losses of $548 and $466 at March31, 2025 and December 31, 2024, respectively	4,022	5,253
Inventories	3,236	2,246
Prepaid expenses and other current assets	550	501
Total current assets	13,774	16,595
Property and equipment, net	8,604	10,061
Operating lease right-of-use assets	1,092	1,264
Intangible assets, net	4,363	5,348
Goodwill	2,658	2,658
Other assets	231	231
Total assets	30,722	36,157

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	2,945	2,433
Accrued expenses and other current liabilities	7,401	8,593
Deferred revneues	2,372	2,241
Current portion of oeprating lease liabilities	303	328
Current portion of contingent consideration	983	1,030
Total current liabilities	14,004	14,625
Long-term debt, net	15,270	15,192
Deferred revenues and other liabilities	264	353
Operating lease liabilities, net of current portion	780	919
Contingent consideration, net of current portion	96	96
Total liabilities	30,414	31,185
Commitments and contingencies
Stockholders equity:
Series C covertible preferred stock, $0.10 par value; 10,000,000 shars authorised, no shares issued and outstanding	-	-
Common stock, $0.001 par value; 150,000,000 shares authorised; 4,171,161 shares issued and outstanding at both March 31, 2025 and December 31, 2024	4	4
Additional paid-in capital	253,369	253,112
Accumulated deficit	(253,065)	(248,144)
Total stockholders' equity	308	4,972
Total liabilities and stockholders' equity	30,722	36,157

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues, net	$7,663	$8,435	$14,475	$15,189
Cost of revenue	3,357	3,458	6,392	7,016
Gross profit	4,306	4,977	8,083	8,173
Operating expenses
Engineering and product development	86	199	182	440
Selling and marketing	3,533	3,054	6,656	6,188
General and administrative	2,911	2,210	5,484	4,920
Total operating expenses	6,530	5,463	12,322	11,548
Loss from operations	(2,224)	(486)	(4,239)	(3,375)
Other income (expense):
Interest expense	(491)	(531)	(977)	(1,055)
Interest income	226	54	295	99
Other Income	-	864	-	864
Total other expense	(265)	387	(682)	(92)
Net loss	$(2,489)	$(99)	$(4,921)	$(3,467)

Net loss per share of common stock, basic and diluted	$(0.60)	$(0.03)	$(1.18)	$(0.99)
Weighted aveage shares of common stock outstanding, basic and diluted	4,171,161	3,506,025	4,171,161	3,506,025

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(4,921)	$(3,467)
Adjustments to reconcile net loss ot net cash provided by (used in) operating activities:
Depreciation and amortization	2,438	2,499
Amortization of operating lease right-of-use assets	172	174
Amortization of deferred financing costs and debt discount	78	70
Change in provision for credit losses	166	30
Stock-based compensation expense	257	275
Loss on disposal of property and equipment	63	19
Inventory write-off	-	141
Changes in operating assets and liabilities:
Account receivable	1,065	431
Inventories	(912)	6
Prepaid expenses and other assets	(49)	(119)
Accounts payable	465	(466)
Accrued expenses and other liabilities	(1,201)	290
Deferred revenues	52	74
Operating lease liabilities	(164)	(170)
Net cash provided by (used in) operating activities	(2,491)	(213)
Cash flows from investing activities:
Purchase of property and equipment	(138)	(1,070)
Net cash used in investing activities	(138)	(1,070)
Cash flows from Financing activities:
Payment of contingent consideration	-	(18)
Net cash provided by financing activities	-	(18)
Net decrease in cash, cash equivalents and restricted cash	(2,629)	(1,301)
Cash, cash equivalents and restricted cash at beginning of period	8,595	8,118
Cash, cash equivalents and restricted cash at end of period	$5,966	$6,817

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$907	$990

Supplemental schedule of non-cash operating, investing, and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease	$-	$977
Transfer of property and equipment to inventories	$78	$166
Accrued payment of contingent consideration	$47	$9